================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                           BIRMAN MANAGED CARE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            BIRMAN MANAGED CARE, INC.
                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 9, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Birman Managed Care, Inc. (the "Company") will be held at the Marriott Chattanooga Convention Center, 2 Carter Plaza, Chattanooga, Tennessee 37402, on December 9, 1999 at 12:00 p.m. for the following purposes:

1. To elect five (5) directors to the Board of Directors to serve until the Company's 2000 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

2. To ratify the acts of the Company's officers and directors for the preceding year.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on November 12, 1999 are entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders of the Company entitled to vote at the Annual Meeting will be available for the examination of any stockholders for at least ten (10) days prior to the Annual Meeting of the Company's principal executive office located at 1025 Highway 111 South, Cookeville, Tennessee, 38501, and will also be available for inspection at the Annual Meeting.

                               By Order of the Board of Directors


                               Sue D. Birman
                               Secretary and Director

Cookeville, Tennessee
November 15, 1999



--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE 1999 ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL BE REVOCABLE ANY TIME PRIOR TO ITS EXERCISE EITHER IN WRITING OR BY VOTING YOUR SHARES PERSONALLY AT THE 1999 ANNUAL MEETING.
--------------------------------------------------------------------------------

                            BIRMAN MANAGED CARE, INC.
                             1025 HIGHWAY 111 SOUTH
                           COOKEVILLE, TENNESSEE 38501
                                 --------------

                                 PROXY STATEMENT
                                 --------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 9, 1999

                                     GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Birman Managed Care, Inc., a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders to be held at Marriott Chattanooga Convention Center, 2 Carter Plaza, Chattanooga, Tennessee, 37402 on December 9, 1999 at 12:00 p.m., and at any and all adjournments thereof. The Company's principal executive office is located at 1025 Highway 111 South, Cookeville, Tennessee 38501. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about November 15, 1999.

A form of proxy is enclosed for use at the Annual Meeting. The proxy must be signed and dated by you or your authorized agent. A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or by submitting, prior to the time of the Annual Meeting, a properly executed proxy bearing a later date. It may also be revoked by attendance at the Annual Meeting and election to vote thereat. Stockholders having executed and returned a proxy, who attend the Annual Meeting and desire to vote in person, are requested to so notify the Secretary of the Company prior to the time of the Annual Meeting. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted by the proxy holders in accordance with the instructions on the proxy.

If no instructions are specified on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted "FOR" the election of the nominees for director set forth herein and to "APPROVE" ratification of the acts of the officers and directors of the Company taken during the previous year. If, however, any other matters are properly presented at the Annual Meeting, the proxy will be voted in accordance with the best judgment and in the discretion of the proxy holders. For purposes of determining whether a proposal has received the necessary votes to be approved, abstentions from voting on any matter other than in the election of directors will have the effect of a vote "AGAINST" the proposal.

If you hold your shares of Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such shares of Common Stock, your broker or nominee may, in its discretion, vote your shares of Common Stock "FOR" the election of the nominees for director set forth herein and to "APPROVE" ratification of the acts of the officers and directors of the Company taken during the previous year.

MATTERS TO BE CONSIDERED

The matters to be considered and voted upon at the Annual Meeting are as follows:

1. Electing five (5) directors to the Board of Directors to serve until the 2000 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

2. Ratify the acts of the officers and directors of the Company taken during the previous year.

3. Transacting such other business as may properly come before the meeting or any and all adjournment thereof.

PROPOSALS BY STOCKHOLDERS

Any proposal by stockholders of the Company intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy by June 30, 2000.

DISSENTERS' RIGHTS OF APPRAISAL

There are no dissenters' rights in connection with any vote of stockholders to be taken at the 1999 Annual Meeting of Stockholders.

COSTS OF SOLICITATION OF PROXIES

The Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. It is contemplated that proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for the reasonable expense in forwarding these proxy materials to their principals.

OUTSTANDING SHARES AND VOTING RIGHTS

There were 2,696,566 shares (reflects 1:3 reverse stock split July 7, 1999) of the Company's common stock issued and outstanding, par value $0.003 per share ("Common Stock"), as of November 12, 1999, the record date (the "Record Date") for the stockholders entitled to notice of and to vote at the Annual Meeting. Each stockholder of record at the close of business on November 12, 1999 is entitled to one vote for each share of common stock then held on each matter, or any adjournments thereof. The Company's Certificate of Incorporation also authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are currently issued and outstanding.

A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

The Company's Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the five (5) candidates receiving the highest number of votes will be elected. Ratification of the acts of the officers and directors of the Company taken during the previous year and approval of any other matter which properly comes before the Meeting requires the affirmative vote of the majority of the shares of the Common Stock present at the Meeting in person or by proxy and entitled to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 31, 1999 with respect to the beneficial ownership of shares of Common Stock by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each of the Named Executive Officers;
(iii) each of the directors; and (iv) all directors and executive officers of the Company as a group.


                                                         COMMON SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIALLY OWNED
------------------------------------                   ------------------
            PERCENT                                          NUMBER
            -------                                          ------

David N. Birman, M.D.(1)                            1,416,646      52.54%
Sue D. Birman(1)                                    1,416,646      52.54%
Richard M. Ross                                        66,667       2.47%
Darrel C. Silvey                                       12,850        .48%
Directors and officers as a group                   1,496,163      55.49%


(1) Excludes 222,222 Escrow Shares, which were forfeited effective July 1, 1999 as a consequence of the Company's failure to reach certain earnings-per-share targets. See "Principal Stockholders - Escrow Shares". David N. Birman, M.D. disclaims beneficial ownership as to 183,564 shares beneficially owned by Sue D. Birman individually. Sue D. Birman disclaims beneficial ownership as to 1,312,003 shares beneficially owned by David N. Birman, M.D. individually. The address of Dr. and Mrs. Birman is c/o the Company at 1025 Highway 111 South, Cookeville, Tennessee 38501.


                        DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors shall be one or more as shall be determined for time to time by the Board of Directors or stockholders. The Board of Directors of the Company shall be elected at the Annual Meeting and each director shall be elected to serve until the next annual meeting or until his successor shall be elected and qualify. The Board of Directors has established the number of directors at five (5) persons and as of the date hereof, the Board of Directors consists of: David N. Birman, M.D., Sue
D. Birman, Richard M. Ross, Darrel C. Silvey and Richard A. Andrews.

Each of the persons listed in the table below are present members of the Board of Directors of the Company and have been nominated for election to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected and have qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of said five (5) nominees. In the event that any of the nominees should be unable to or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominees, if any, as shall be designated by the Board of Directors.

The following table sets forth certain information as of the Record Date with respect to each person nominated and recommended to be elected by the Company's current Board of Directors.

                                                                                             YEAR FIRST
                                                                                              ELECTED/
                  NAME                        AGE                  POSITION                  APPOINTED
                                                                                              DIRECTOR
 ---------------------------------------------------------------------------------------------------------
 David N. Birman, M.D.                         47    Chairman of the Board, President and       1991
                                                     Chief Executive Officer
 Sue D. Birman                                 41    Corporate Secretary and Director           1991
 Richard M. Ross                               63    Director                                   1999
 Darrel C. Silvey                              60    Director                                   1999
 Richard A. Andrews                            53    Director                                   1999

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" EACH OF THE NOMINEES LISTED ABOVE.

Set forth below are brief summaries of the background and business experience, including principal occupation, of the Company's nominated directors and Named
Executives:

David N. Birman, M.D. has served as Chairman of the Board of Directors, President, and Chief Executive Officer of the Company and its predecessor corporations since May 1991. From February 1990 to mid-1991, Dr. Birman served as Chairman of the Board of Birman, Mathes & Associates, Inc., a consulting company providing quality management and Medicare reimbursement review services to rural hospitals. From April 1989 until January 1990, Dr. Birman served as a consultant, providing quality management and Medicare reimbursement review services to five rural hospitals. Previously, Dr. Birman was employed by Whitwell Medical Center, Whitwell, Tennessee where, as a physician assistant, he performed certain clinical duties and developed patient care management techniques and reporting strategies that formed the basis for development of the Quality Management Program. Dr. Birman received his M.D. from the Universidad Tecnologica de Santiago; his BA, with honors in Biology from Occidental College; and certification as a physician assistant in primary care and surgery from the University of Southern California School of Medicine.

Sue D. Birman has served as a director of the Company and its predecessor corporations since May 1991, as their Chief Financial Officer from May 1991 until June 1996, and as Executive Vice President from May 1991 until October 1999. She was elected Corporate Secretary in March, 1997. From February 1990 to mid-1991, Ms. Birman assisted Dr. Birman in the financial aspects and business development of Birman, Mathes & Associates, Inc. From April 1989 until January 1990, Ms. Birman assisted Dr. Birman in the operation of his consulting firm. Ms. Birman is the spouse of David N. Birman, M.D.

Richard M. Ross was appointed a Director of the Company in October 1999. Since September 1999, Mr. Ross has served as Chair of the Board of Directors and Chief Executive Officer of CareManagement.com, Inc. CareManagement.com, Inc. engages in the management of absence, disability, and long-term care for self funded employers and insurance companies. Mr. Ross has served as the managing partner of Scottsdale/Middlesex and Associates, a general partner in real estate partnerships since 1984, managing partner in Tamarack Advisors L.L.C., a real estate firm consulting to developers since 1998, and managing partner of RRCG LLC and Community Plan Resources L.L.C., both insurance and managed care consulting groups since 1996. Mr. Ross was formerly a director of the Company during the period February 1994 through August 1996, and currently provides consulting services pursuant to a written contract.

Darrel C. Silvey became a Director of the Company in October 1999. Mr. Silvey has been the owner and President of Silvey Metalworks since 1970. Silvey Metalworks engages in stainless steel sheet metal fabrication.

Richard A. Andrews became a Director of the Company in October 1999. Mr. Andrews serves as Senior Vice President of Sirius Technologies America, Inc. Sirius Technologies is an international high-tech software products company focused on providing distributed enterprise-wide Electronic Medical Record (EMR) and Central Data Repository (CDR) solutions for healthcare organizations. Since its incorporation in 1988, Sirius has been solely focused on providing integrated clinical solutions for the healthcare industry.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors held a total of eight (8) meetings. On October 15, 1999, Messrs. Rhodes, Higgins and Aut resigned as directors of the Company. These directors delivered a letter stating that: "Birman Managed Care is faced with significant challenges in the near future. Given that there are fundamental business differences between management and the undersigned; previously expressed by us at Board meetings, we have decided to resign as members of the Board of Directors, effective immediately."

There are two committees of the Board of Directors: the Compensation Committee and the Audit Committee. The Board of Directors does not have a Nominating Committee. The Compensation Committee determines the Company's executive compensation policies and practices and changes in compensation and benefits for senior management. The Compensation Committee also administers the Company's 1995 Stock Option Plan. The Audit Committee reviews the internal accounting procedures of the Company, consults with the Company's independent accountants, and reviews the services provided by such accountants. Subsequent to the Annual Meeting the Board of Directors will convene, at which time appointments to the Audit Committee and Compensation Committee will be made.

The Compensation and Audit Committees conducted their business during regular Board of Directors meetings and did not meet separately from the Board of Directors.

SUMMARY COMPENSATION TABLE

The following table provides certain information concerning the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company who received compensation in excess of $100,000 for services rendered in all capacities to the Company for fiscal 1999 (the "Named Executive Officers").


                                                                             Other          Awards/
                                                                             Annual         Options    All Other
 Name and Then - Principal Position   Year       Salary        Bonus      Compensation        (#)     Compensation

------------------------------------- ------    ---------    ---------    -------------    --------- ---------------
David N. Birman, M.D.                 1999   $   275,986  $        --  $     72,554             --     $   --
Chairman of the Board, President,     1998       359,257           --        73,525             --
and Chief Executive Officer (1) (3)   1997       350,000       70,000        73,982             --         --
                                      1996       350,000       60,000        69,025             --         --
                                                                                                           --
Sue D. Birman                         1999       146,790           --        21,744             --         --
Executive Vice President,             1998       154,257           --        14,194             --         --
Secretary,                            1997       150,000       30,000        12,052             --         --
and Director (2) (3)                  1996       150,000       40,000        11,834             --         --

(1) Other Annual Compensation for David N. Birman, M.D. for fiscal 1999 was $1,911 in medical insurance premiums, $43,794 in officer's life insurance premiums, $24,849 in auto allowance, and $2,000 in 401(k) matching contributions.

(2) Other Annual Compensation for Sue D. Birman for fiscal 1999 was $1,911 in medical insurance premiums, $17,970 in auto allowance and $1,863 in 401(k) matching contributions.

(3) David N. Birman and Sue D. Birman borrowed $18,000.00 from the Company during fiscal year 1998-1999 at 10% interest. The principal amount and accrued interest is due and payable on December 12, 1999.

EXECUTIVE BONUS PLAN

The Company has adopted an Executive Bonus Plan (the "Executive Bonus Plan") pursuant to which officers of the Company are eligible to receive cash bonuses after the close of each fiscal year of the Company. The Executive Bonus Plan is administered by the Compensation Committee of the Board of Directors. Bonuses are determined on the basis of (i) the operating profit of the Company, (ii) net revenue growth of the Company achieved as a percentage of the goal established by the Company at the beginning of the fiscal year, and (iii) the officer's individual performance and contribution to the Company. An officer's bonus for any fiscal year may not exceed such officer's annual base salary multiplied by the Target Bonus Percentage as defined in the Executive Bonus Plan in such fiscal year. No bonuses were paid or accrued for fiscal 1999.

STOCK OPTION PLANS

1995 Employee Stock Option Plan: The Company has adopted the 1995 Employee Stock Option Plan (the "1995 Option Plan") pursuant to which key employees, including officers and directors who are employees, and consultants of the Company are eligible to receive incentive stock options as well as non-qualified stock options and stock appreciation rights ("SARs"). The Plan, which expires in October 2005, is administered by the Compensation Committee of the Board of Directors. Incentive stock options granted under the Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and the exercise price of an incentive stock option granted to such a stockholder may not be less than 110% of the fair market value of the Common Stock on the date of the grant. Non-qualified stock options may be granted on terms determined by the Compensation Committee of the Board of Directors. SARs, which give the holder the privilege of surrendering such rights for an amount of stock equal to the appreciation in the Common Stock between the time of grant and the surrender, may be granted on any terms determined by the Compensation Committee of the Board of Directors. The Plan also permits the grant of new stock options to participants who tender shares of the Company's Common Stock as payment of the exercise price of stock options or the payment of withholding tax ("Reload Options"). The Reload Options will be granted at the fair market value of a share of Common Stock on the date of the grant and will be exercisable six months following the date of the grant. The Plan also includes limited option valuation rights upon a change of control of the Company.

1996 Directors' Option Plan: On September 9, 1996, the Company adopted the 1996 Non-Employee Directors' Non-Qualified Stock Option Plan (the "1996 Directors' Plan"). A total of 100,000 shares of Common Stock are reserved for issuance under the 1996 Directors' Plan. Under this plan, upon initial election to the Board of Directors, non-employee directors are awarded options to purchase 6,000 shares of Common Stock. Upon each subsequent election to the Board of Directors, non-employee directors receive option awards to purchase 3,000 shares of Common Stock. These options, which have an exercise price equal to the fair market value of the shares of Common Stock as of the date of grant, vest at the rate of 33.33% per year. All options awarded under the 1996 Directors' Plan expire on the first to occur of (i) 10 years after the date of grant, or (ii) 90 days after the date the director is no longer serving in such capacity for reasons other than death or disability.

FISCAL 1999 OPTION GRANTS

The following table sets forth certain information concerning individual grants of incentive stock options to executive officers and directors during the fiscal year ended June 30, 1999:

                            NUMBER OF         PERCENTAGE
                              SHARES           OF TOTAL
                             UNDERLYING         OPTIONS               EXERCISE
NAME OF DIRECTOR              OPTIONS           GRANTED                 PRICE            EXPIRATION
OR OFFICER                    GRANTED          UNDER PLAN             PER SHARE             DATE
----------                    -------          ----------             ---------             ----

Jeffrey L. Drake (1)           6,667              3.0%                 $ 6.30             7/30/03
Rockey Talley, M.D. (1)        6,667              3.0%                 $ 6.30             7/30/03
James J. Rhodes (1)(2)         1,000              0.4%                 $14.25             1/13/00
John D. Higgins (1)(2)         1,000              0.4%                 $14.25             1/13/00
Warren E. Aut (1)(2)           2,000              0.9%                 $15.00             1/13/00

(1) Amounts have been modified to reflect a 1:3 reverse stock split.

(2) Options expire ninety (90) days after resignation as directors of the Company.

None of the persons named in the Summary Compensation Table exercised options during the fiscal year ended June 30, 1999.

COMPANY ALTERNATIVE HEALTH PROGRAM

The Company maintains a plan by which under certain conditions employees may seek and the Company will pay for nutritional counseling commonly known as "alternative" health care. As part of this plan, employees are required to report their treatments and allow the Company to monitor their treatment and progress. The Company views this plan as a research project. The Company spent approximately $92,000, and approximately nine Company employees participated in this program in fiscal 1998. This program was discontinued for fiscal 1999.

EMPLOYMENT AGREEMENTS

The Company has employment agreements with each of its current executive officers. The employment agreements provide for annual salaries that generally are subject to annual adjustments for increases in the Consumer Price Index; participation in employee deferred compensation plans, stock options and retirement and insurance plans; and include customary non competition, nondisclosure, and severance provisions. Set forth below is a summary of other principal provisions of those employment agreements:

In March 1996, the Company entered into an employment agreement with David N. Birman, M.D. for a term expiring June 30, 2001, pursuant to which Dr. Birman serves as Chief Executive Officer of the Company. The employment agreement provides for an initial base salary of $350,000 per annum, participation in the Executive Bonus Plan, and other compensation not to exceed $60,000 per annum. The employment agreement provides for severance benefits upon termination as a result of death, for "cause," by mutual agreement, and as a result of disability. If Dr. Birman's employment is terminated for reasons other than death, "cause," mutual agreement, or disability, he shall be entitled to receive his base salary (as most recently adjusted) for the remainder of the initial term or the applicable renewal term and all unvested stock options granted to him under 1995 Option Plan shall accelerate and become vested. If Dr. Birman's employment is not renewed following expiration of the initial term or the applicable renewal term, he shall be entitled to receive, as severance, his base salary (as last adjusted) payable over the 12-month period following the severance of his employment. In July 1998, as part of a cost reduction program, Dr. Birman accepted a temporary 30% salary reduction.

In March 1996, the Company entered into an employment agreement with Sue D. Birman for a term expiring June 30, 2001, pursuant to which Ms. Birman served as Executive Vice President of the Company. The employment agreement provided for an initial base salary of $150,000 per annum, participation in the Executive Bonus Plan, and other compensation not to exceed $10,000 per annum. The employment agreement provided for severance benefits upon termination as a result of death, for "cause," by mutual agreement, and as a result of disability. Effective October 31, 1999, Ms. Birman resigned as Executive Vice President of the Company, but will continue to serve as Secretary and Director. Ms. Birman and the Company are negotiating a consulting arrangement in lieu of her employment.

COMPENSATION OF DIRECTORS

All directors must receive reimbursement for reasonable expenses incurred in connection with their attendance at Board of Directors and committee meetings. In addition, all non-employee directors receive $2,000 for each Board meeting that they attend. All non-employee directors are also entitled to receive awards and options to purchase shares of Common Stock under the 1996 Non-Employee Directors' Non-Qualified Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Richard M. Ross served as Vice-Chairman, as a director of the Company from February 1994 to August 1996 and currently serves as a director of the Company. Effective September 1, 1996, Mr. Ross retired as Vice-Chairman and a newly formed company controlled by Mr. Ross was engaged as a consultant to the Company pursuant to a consulting agreement (the "Consulting Agreement"). While serving as Vice-Chairman of the Company, Mr. Ross was actively involved in policy-making matters relating to day-to-day operations of the Company and corporate finance. As a consultant, Mr. Ross will undertake special assignments designated by Dr. Birman and the Board of Directors including, among other things, developing business plans for acquired companies and evaluating acquisition candidates. The Consulting Agreement provides for Mr. Ross to serve as the provider of consulting services thereunder, provides for a fee to be paid to the consultant firm of $120,000 per annum payable in equal monthly installments over the 12-month term of the agreement, and provides for termination of the Consulting Agreement by mutual agreement, upon the occurrence of an uncured material breach, upon the death of Mr. Ross, or 10 days after receipt of notice of termination from the consultant. Except as otherwise provided or as otherwise agreed to by the parties, the Consulting Agreement will be renewed annually by the Company for up to an additional five consecutive years.

The chairman and executive vice president of the Company, respectively, David N. Birman, M.D. and Sue D. Birman, borrowed a total of $18,000.00 from the Company over a period of months during fiscal 1999. The loan bears interest at the rate of ten percent (10%) per annum and is due and payable on December 12, 1999.

John D. Higgins, a director of the Company until his resignation on October 15, 1999, is Senior Vice President -Corporate Finance of Royce Investment Group, Inc., the representative of the underwriters for the Company's successful February 1997 initial public offering of stock ("Royce"). Mr. Higgins was elected to the Board pursuant to a provision in the Company's underwriting agreement with Royce which allowed Royce to nominate one member of the Board of Directors.


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In addition to underwriting commissions of $920,000, Royce and the other underwriters received in connection with the Company's initial public offering a non-accountable expense allowance of $345,000. As part of the underwriting agreement, the Company also agreed to sell to Royce and its designees, for nominal consideration, warrants to purchase up to 200,000 shares of the Company's Common Stock. The warrants will be exercisable until February 12, 2001 at an exercise price of $7.50 per share (150% of the initial public offering price of the Common Stock). The shares acquired upon exercise of the warrant may not be transferred or hypothecated for one year after exercise. The Company has agreed to register the shares so acquired at the Company's expense under the Securities Act of 1933. The Company and Royce also entered into a one-year financial consulting agreement under which the Company paid Royce a fee of $172,500, i.e., 1.5% of the gross proceeds of the Company's initial public offering including the sale of the over allotment. In addition, the Company and Royce entered into a five-year agreement which provides that if Royce arranges for the sale of substantially all of the assets of the Company or for a merger, consolidation, or acquisition through and including February 12, 2001, Royce will receive a fee based on a sinking scale ranging from 5% of the first $1.0 million of consideration, 4% of the consideration between $1.0 million and $2.0 million, and 3% of the consideration in excess of $2 million.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulation to furnish to the Company with copies of all Section 16(a) forms they file.

Messrs. Ross, Silvey and Andrews will be filing their Form 3's late due solely to the amount of time required to obtain an ID Number from the Securities and Exchange Commission in order to file the forms electronically.

                         INDEPENDENT PUBLIC ACCOUNTANTS

For fiscal year 1999 Marlin & Edmondson, P.C. were the Company's independent public accountants. The Company is considering retaining Marlin & Edmondson, P.C. to perform monthly accounting services and may therefore engage other independent public accountants. No determination has been made to date. Representatives of Marlin & Edmondson, P.C. will be present at the annual meeting and will be available to respond to appropriate questions from stockholders.

                                  ANNUAL REPORT

Together with this Proxy Statement, the Company has distributed to each of its stockholders an annual report for the fiscal year ended June 30, 1999. The annual report contains consolidated financial statements of the Company and its subsidiaries and the reports thereon of Marlin & Edmondson, P.C., the Company's independent public accountants.

UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO INVESTOR RELATIONS, BIRMAN MANAGED CARE, INC., 1025 HIGHWAY 111 SOUTH, COOKEVILLE, TENNESSEE 38501, THE COMPANY WILL PROVIDE WITHOUT CHARGE AN ADDITIONAL COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR 1999, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES


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AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

                                 OTHER BUSINESS

The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

                                      By Order of the Board of Directors


                                      Sue D. Birman
                                      Secretary and Director

Cookeville, Tennessee
November 15, 1999



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

PROXY

                            BIRMAN MANAGED CARE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby (1) acknowledges receipt of the 1999 Annual Report on Form 10-KSB and the Notice of Annual Meeting of Stockholders of Birman Managed Care, Inc. (the "Company") to be held at the Marriott Chattanooga Convention Center, 2 Carter Plaza, Chattanooga, Tennessee 37402 on December 9, 1999 at 12:00 p.m., Chattanooga time, and the Proxy Statement in connection therewith; and (2) appoints David N. Birman, M.D. proxy with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

         The undersigned directs that his proxy be voted as follows:

1.       ELECTION OF DIRECTORS:

         [  ]    AUTHORITY to vote for all nominees listed below
                  (except for any person whose name is lined out below)

         [  ]    WITHHOLD AUTHORITY to vote for all the nominees listed below.

         NOMINEES: David N. Birman, M.D., Sue D. Birman, Richard M. Ross, Richard A. Andrews, and Darrel C. Silvey.


2. RATIFICATION OF THE ACTS OF THE OFFICERS AND DIRECTORS OF THE COMPANY TAKEN DURING THE PREVIOUS YEAR.

         [  ]    FOR               [  ]   AGAINST           [  ]    ABSTAIN


3. IN THE DISCRETION OF THE PROXY, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

         This proxy will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of Director nominees named in Item 1 above and FOR the ratification in Item 2 above.

         The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxy, his substitutes, or any of them, may lawfully do by virtue hereof.



                  [SIGNATURES CONTAINED ON THE FOLLOWING PAGE.]

         Please date, sign, and mail this proxy in the enclosed envelope. No postage is required.



Dated:              , 1999
      --------------                         ----------------------------------
                                             Signature of Stockholder



                                             ----------------------------------
                                             Signature of Stockholder
                                             Please date this proxy and sign
                                             your name exactly as it appears at
                                             the left. Where there is more than
                                             one owner, each should sign. When
                                             signing as an attorney,
                                             administrator, executor, guardian
                                             or agent, please add your title as
                                             such. If executed by a corporation,
                                             the proxy should be signed by a
                                             duly authorized officer.



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